UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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VORNADO REALTY TRUST

(Name of Registrant as Specified In Its Charter)

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VORNADO REALTY TRUST
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT
2006

888 Seventh Avenue
New York, New York 10019
Notice of Annual Meeting of Shareholders To Be Held May 18, 2006
To our Shareholders:
The 2006 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 18, 2006, beginning at 12:30 P.M., local time, for the following purposes:
(1) To elect three persons to the Board of Trustees of the Company. Each person elected will serve for a term of three years and until his successor is duly elected and qualified.
(2) To consider and vote upon the increase in the number of shares available for issuance under our 2002 Omnibus Share Plan, as amended, to the full 10,000,000 shares initially contemplated by the plan.
(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.
(4) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The Board of Trustees of the Company has fixed the close of business on April 14, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
Please review the attached Proxy Statement and proxy card. Whether or not you plan to attend the meeting, your shares should be represented and voted. You may authorize your proxy by the Internet or by touch-tone phone as described on the proxy card. Alternatively, you may wish to sign the enclosed proxy card and return it in the accompanying envelope. You will not need to attach postage to the envelope if it is mailed in the United States. You may revoke your proxy by (1) executing and submitting a later dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office, or (4) attending the Annual Meeting and voting in person.
By Order of the Board of Trustees,
Alan J. Rice
Secretary
May 1, 2006

888 Seventh Avenue
New York, New York 10019

PROXY STATEMENT
PROPOSAL 1: ELECTION OF TRUSTEES
TRUSTEES STANDING FOR ELECTION
BIOGRAPHIES OF OUR TRUSTEES
CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD OF TRUSTEES
PRINCIPAL SECURITY HOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS
CHANGE OF CONTROL ARRANGEMENTS
COMPENSATION OF TRUSTEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: APPROVAL OF PROPOSAL TO APPROVE THE FULL ALLOTMENT OF SHARES AVAILABLE UNDER THE 2002 OMNIBUS SHARE PLAN
PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INCORPORATION BY REFERENCE
ADDITIONAL MATTERS TO COME BEFORE THE MEETING
PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE
ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS
ANNEX A
ANNEX B

PROXY STATEMENT
Annual Meeting of Shareholders To Be Held May 18, 2006
The enclosed proxy is being solicited by the Board of Trustees (the “Board”) of Vornado Realty Trust, a Maryland real estate investment trust (“we,” “our” or the “Company”), for use at our 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 18, 2006, beginning at 12:30 P.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. The accompanying Notice of the Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy will first be mailed on or about May 1, 2006, to our shareholders of record as of the close of business on April 14, 2006.
How do you vote?
You may authorize your proxy over the Internet, by telephone or by executing and returning the enclosed proxy card. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office, or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. Only the last vote of a shareholder will be counted.
We will pay the cost of soliciting proxies. We have hired Mackenzie Partners, Inc. to solicit proxies for a fee not to exceed $5,000. In addition to solicitation by mail, by telephone and by Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. If you hold shares in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee which you must follow in order to have your proxy authorized or you may contact your nominee directly to request these instructions.
Who is entitled to vote?
Only shareholders of record as of the close of business on April 14, 2006 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the “record date.” On that date there were 141,583,056 of our common shares of beneficial interest, par value $0.04 per share (the “Shares”) outstanding. Holders of Shares as of the record date are entitled to one vote per Share on each matter properly submitted at the Annual Meeting.
How do you attend the meeting in person?
If you would like to attend the Annual Meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your Shares as of the close of business on the record date. If you hold Shares in “street

2 | VORNADO REALTY TRUST      2006 PROXY STATEMENT
name” and wish to vote at the Annual Meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the Annual Meeting.
How will your votes be counted?
The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A broker non-vote and any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of trustees or the ratification of the appointment of our registered independent public accountants. With respect to the proposal to increase the Shares available under our 2002 Omnibus Share Plan, as amended, abstentions and broker non-votes will have the effect of a vote against the proposal, unless holders of a majority in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will have no effect on the result of the vote.
PROPOSAL 1: ELECTION OF TRUSTEES
TRUSTEES STANDING FOR ELECTION
Our Board currently has 10 trustees. On February 23, 2006, our Board, on the recommendation of our Corporate Governance and Nominating Committee, nominated Steven Roth, Michael D. Fascitelli and Russell B. Wight, Jr. for election at our Annual Meeting to the class of trustees to serve until 2009 and until their successors are duly elected and qualified. Messrs. Roth, Fascitelli and Wight have previously served as members of our Board. Our organizational documents provide that our trustees are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of trustees is elected at each Annual Meeting to hold office for a term of three years and until their successors have been duly elected and qualified.
Unless you direct otherwise in the proxy, each of the persons named in the enclosed proxy will vote your proxy for the election of the three nominees listed below as trustees. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternate nominee who will be nominated by our Corporate Governance and Nominating Committee and designated by the Board. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for trustee will be unable to serve as trustee.
Under our Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is sufficient to elect a trustee. Under Maryland Law, proxies marked “withhold authority” will be counted for the purpose of determining the presence of a quorum but will have no effect on the result of the vote. A broker non-vote will have no effect on the result of the vote.
The Board of Trustees recommends that shareholders vote “FOR” approval of the election of each of the nominees listed below to serve as a trustee until the Annual Meeting of Shareholders in 2009 and until his respective successor has been duly elected and qualified.

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 3
The following table lists the nominees and the other present members of the Board. All of the nominees are currently members of the Board. For each such person, the table lists the age, principal occupation, position presently held with the Company, if any, and the year in which the person first became or was nominated to become a member of our Board or a director of our predecessor, Vornado, Inc.

				Year First
		Principal Occupation	Year Term	Appointed
		and, if applicable, Present Position	Will	or Nominated
Name	Age	with the Company	Expire	as Trustee

Nominees for Election to Serve as Trustees Until the Annual Meeting in 2009

Steven Roth(1)	64	Chairman of the Board and Chief Executive Officer of	2009	1979
		the Company; Managing General Partner of Interstate
		Properties

Michael D. Fascitelli(1)	49	President of the Company	2009	1996

Russell B. Wight, Jr.(1)(2)(3)	66	A general partner of Interstate Properties	2009	1979

Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2008

Ronald G. Targan(2)(4)(5)	79	President of Malt Products Corporation of New Jersey	2008	1980

Robert H. Smith(1)	77	Chairman of the Charles E. Smith Commercial Realty	2008	2002
		Division of the Company; Trustee of Archstone-Smith
		Trust

Anthony W. Deering(2)(3)(4)	61	Chairman of Exeter Capital, LLC; previously, Chairman and	2008	2005
		Chief Executive Officer of The Rouse Company

Michael Lynne(2)(5)	65	Co-Chairman and Co-Chief Executive Officer of	2008	2005
		New Line Cinema Corporation

Present Trustees Elected to Serve Until the Annual Meeting in 2007

David Mandelbaum(2)(3)	70	A member of the law firm of Mandelbaum & Mandelbaum,	2007	1979
		P.C.; a general partner of Interstate Properties

Dr. Richard R. West(2)(4)(5)	68	Dean Emeritus, Leonard N. Stern School of Business,	2007	1982
		New York University

Robert P. Kogod	74	Trustee of Archstone-Smith Trust	2007	2002

(1) Member of the Executive Committee of the Board
(2) Independent pursuant to the rules of the New York Stock Exchange (“NYSE”) as determined by vote of the Board
(3) Member of the Corporate Governance and Nominating Committee of the Board
(4) Member of the Audit Committee of the Board
(5) Member of the Compensation Committee of the Board

4 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
BIOGRAPHIES OF OUR TRUSTEES
Mr. Roth has been our Chairman of the Board and Chief Executive Officer since May 1989 and Chairman of the Executive Committee of the Board since April 1980. Since 1968, he has been a general partner of Interstate Properties (an owner of shopping centers and investor in securities and partnerships; “Interstate”) and, more recently, he has been its Managing General Partner. He is the Chairman of the Board and Chief Executive Officer of the Board of Alexander’s, Inc. (“Alexander’s”) (a real estate investment trust). Mr. Roth is also a director of Toys “R” Us, Inc. (a retailer).
Mr. Fascitelli has been our President and a trustee since December 1996. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman, Sachs & Co. (an investment banking firm) in charge of its real estate practice and was a vice president prior thereto. He is also a director and the President of Alexander’s. Mr. Fascitelli is a director of Toys “R” Us, Inc. and a trustee of GMH Communities Trust (a real estate investment trust).
Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander’s.
Mr. Targan has been the President of Malt Products Corporation of New Jersey (a producer of malt syrup) since 1962. From 1964 until July 2002, Mr. Targan was a member of the law firm of Schechner and Targan, P.A.
Mr. Smith was appointed our trustee and the Chairman of the Charles E. Smith Commercial Realty Division of the Company on January 1, 2002, the date Charles E. Smith Commercial Realty L.P. merged into a subsidiary of the Company. Previously, Mr. Smith was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P. from October 1997 until December 2001. Mr. Smith is also a trustee of Archstone-Smith Trust (a real estate investment trust).
Mr. Deering is Chairman of Exeter Capital, LLC (a private investment firm). He previously served as Chairman of the Board and Chief Executive Officer of The Rouse Company (a public real estate company), which merged with General Growth Properties in November 2004. Mr. Deering joined The Rouse Company in 1972 and was previously its Vice President and Treasurer, Senior Vice President and Chief Financial Officer, and President and Chief Operating Officer. Mr. Deering is also a director of Mercantile Bankshares Corporation (a regional bank) and a number of the T. Rowe Price Mutual Funds (an investment management firm).
Mr. Lynne is Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation (a subsidiary of Time Warner Inc. and a motion picture company). He has served in this position since 2001. Prior to that, Mr. Lynne served as President and Chief Operating Officer of New Line Cinema starting in 1990.
Mr. Mandelbaum has been a member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate. Mr. Mandelbaum is also a director of Alexander’s.
Dr. West is Dean Emeritus of the Leonard N. Stern School of Business at New York University. He was a professor there from September 1984 until September 1995 and Dean from September 1984 until August 1993. Prior thereto, Dr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Dr. West is also a director of Alexander’s, Bowne & Co., Inc. (a commercial printing company) and 20 investment companies managed by Merrill Lynch Investment Managers.

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 5
Mr. Kogod was appointed our trustee on January 1, 2002, the date Charles E. Smith Commercial Realty L.P. merged into a subsidiary of the Company. Previously, Mr. Kogod was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P. from October 1997 through December 2001. Mr. Kogod is also a trustee of Archstone-Smith Trust.
RELATIONSHIPS AMONG OUR TRUSTEES
Mr. Smith and Mr. Kogod are brothers-in-law. We are not aware of any other family relationships among any trustees or executive officers of the Company or persons nominated or chosen by the Company to become trustees or executive officers.
In connection with the January 1, 2002 merger of Charles E. Smith Commercial Realty L.P. into a subsidiary of the Company, Mr. Roth, Mr. Fascitelli and Interstate, who collectively beneficially own, as of April 14, 2006, 21,656,965 Shares representing approximately 14.3% of the outstanding Shares, entered into an agreement with Mr. Smith, Mr. Kogod and Charles E. Smith Commercial Realty L.L.C. pursuant to which they are obligated to vote all of the Shares which they own (or over which they exercise voting control) in favor of the election of Mr. Smith and Mr. Kogod (or their permitted designees) to the Board until the earlier to occur of (i) January 1, 2008 or (ii) the date on which, under the terms of the agreement for the above merger, none of Mr. Smith, Mr. Kogod or their respective designees is entitled to be nominated for election to the Board. Under the terms of the merger agreement, upon the death of Mr. Smith, the Smith family will no longer have the right to designate a nominee for election to the Board, and upon the death of Mr. Kogod, the Kogod family will no longer have the right to designate a nominee for election to the Board. In the event of the deaths of both Mr. Smith and Mr. Kogod, the Smith and Kogod families will have the right, jointly, to appoint one designee approved by the Company to complete any unexpired term and to be nominated for election as a trustee for the remaining period that Mr. Smith and Mr. Kogod would have been entitled to be nominated for election to the Board. Furthermore, if the members of the Smith family or the Kogod family and their permitted transferees beneficially own less than 75% in number of the Vornado Realty L.P. Class A Units issued to such family in the merger, the Company will no longer be obligated to provide Mr. Smith or Mr. Kogod, respectively, or their designees, the rights described above. Upon the termination of such rights, the obligations of Mr. Roth, Mr. Fascitelli and Interstate under the voting agreement will terminate.
Messrs. Roth, Wight and Mandelbaum are each general partners of Interstate. Since 1992, Vornado has managed all the operations of Interstate for a fee as described in “Certain Relationships and Related Transactions—Transactions Involving Interstate Properties.”
Messrs. Roth, Fascitelli, Wight and Mandelbaum and Dr. West are also directors of Alexander’s. The Company, together with Interstate, beneficially owns approximately 60% of the common stock of Alexander’s.
For more information concerning Interstate, Alexander’s and other relationships involving our trustees, see “Certain Relationships and Related Transactions.”

6 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
CORPORATE GOVERNANCE
The Company has been continuously listed on the NYSE since January 1962 and is subject to the NYSE’s Corporate Governance Standards.
The Board has determined that Messrs. Deering, Lynne, Mandelbaum, Targan and Wight and Dr. West are independent under the Corporate Governance Rules of the NYSE, making six out of the 10 of the Company’s trustees independent. The Board reached its conclusion after considering all applicable relationships between or among such trustees and the Company or management of the Company. These relationships are described in the sections of this proxy statement entitled “Relationships Among Our Trustees” and “Certain Relationships and Related Transactions.” Among other factors considered by the Board in making its determinations regarding independence was the Board’s determination that these trustees met all of the “bright-line” requirements of the NYSE Corporate Governance Rules as well as the categorical standards adopted by the Board in the Company’s Corporate Governance Guidelines. These categorical standards are included in our Governance Guidelines, a copy of which is attached as Annex A to this proxy statement.
As part of its commitment to good corporate governance, the Board of Trustees has adopted the following committee charters and policies:
▪	Audit Committee Charter

▪	Compensation Committee Charter

▪	Corporate Governance and Nominating Committee Charter

▪	Corporate Governance Guidelines

▪	Code of Business Conduct and Ethics
The Company has made available on its website (www.vno.com) copies of these charters, guidelines and policies and included copies of each as an attachment to our proxy statement for our 2004 Annual Meeting. We will post any future changes to these charters, guidelines and policies to the Company’s website and may not otherwise publicly file such changes. Our regular filings with the Securities and Exchange Commission (“SEC”) and our trustees’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934 are also available on the Company’s website.
COMMITTEES OF THE BOARD OF TRUSTEES
The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Other than the Executive Committee, each committee is comprised solely of independent trustees.
The Board held 11 meetings during 2005. Each trustee attended at least 75% of the combined total of the meetings of the Board and all committees on which he served during 2005.
In addition to full meetings of the Board, non-management trustees met four times in sessions without members of management present. During these meetings, the independent trustees selected their own presiding member. The Company does not

2006 PROXY STATEMENT      VORNADO REALTY TRUST | 7
have a policy with regard to trustees’ attendance at Annual Meetings of Shareholders. All of our trustees other than Mr. Lynne were present at the 2005 Annual Meeting of Shareholders.
Executive Committee
The Executive Committee possesses and may exercise certain powers of the Board in the management of the business and affairs of the Company. During 2005, the Executive Committee consisted of four members, Messrs. Roth, Fascitelli, Smith and Wight. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2005. Prior to our Annual Meeting in 2005, Stanley Simon, a member of our Board who retired effective at that Annual Meeting, served on the Executive Committee.
Audit Committee
The Audit Committee, which held five meetings during 2005, consisted of three members in 2005: Dr. West and Messrs. Deering and Targan. Dr. West is the Chairman of the Audit Committee. Prior to our Annual Meeting in 2005, Stanley Simon, a member of our Board who retired effective at that Annual Meeting, served on the Audit Committee. Mr. Deering joined the Audit Committee following the 2005 Annual Meeting.
The Board has adopted a written Audit Committee Charter, which sets forth the membership requirements of the Audit Committee, among other matters. The Board has determined that all existing and proposed Audit Committee members meet the NYSE and SEC standards for independence and the NYSE standards for financial literacy. In addition, at all times at least one member of the Audit Committee has met the NYSE standards for financial management expertise.
The Board has determined that each of Dr. West and Mr. Deering is an “audit committee financial expert,” as defined by SEC Regulation S-K, and thus, has at least one such individual serving on its Audit Committee. The Board reached these conclusions based on their relevant experiences, as described above under “Trustees Standing for Election.”
The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other procedures. Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.vno.com).

8 | VORNADO REALTY TRUST      2006 PROXY STATEMENT
Compensation Committee
The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the Company’s 2002 Omnibus Share Plan, as amended. The committee held four meetings and acted twice by written consent during 2005. During 2005, the committee consisted of Dr. Richard R. West and Mr. Stanley Simon until his retirement from our Board following our annual meeting in 2005. Upon Mr. Simon’s retirement, Mr. Ronald G. Targan replaced him as a member of the committee. Furthermore, on February 23, 2006, our Board of Trustees increased the size of our Compensation Committee to three members and appointed Mr. Michael Lynne to fill the vacancy. Dr. West is the Chairman of the Compensation Committee. All existing and proposed members of the Compensation Committee are independent. The Board has adopted a written Compensation Committee Charter.
Corporate Governance and Nominating Committee
During 2005, the members of the Corporate Governance and Nominating Committee were Mr. Russell B. Wight, Jr., who chairs the committee, Mr. David Mandelbaum and Dr. Richard R. West. On February 23, 2006, Dr. West resigned from the committee and was replaced by Mr. Anthony W. Deering. Each of the committee members is independent. The committee’s responsibilities include the selection of potential candidates for the Board and the development and annual review of our governance principles. It will also annually review trustee compensation and benefits, and oversee annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees as well as management succession plans. The committee selects and evaluates candidates for the Board in accordance with the criteria set out in the Company’s Corporate Governance Guidelines and pursuant to the Corporate Governance and Nominating Committee Charter. The committee is then responsible for recommending to the full Board a slate of candidates for trustee positions for the full Board’s approval. Generally, candidates for a position as a member of the Board are suggested by existing Board members, however, the Corporate Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board sent to the Corporate Governance and Nominating Committee, c/o Alan J. Rice, Secretary, Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019. The Corporate Governance and Nominating Committee met once in 2005.
* * * * *
Persons wishing to contact the independent members of the Board should call (866) 537-4644. A recording of each phone call to this number will be sent to one independent member of the Board who sits on the Audit Committee as well as to a member of management who may respond to any such call if the caller provides a return number. This means of contact should not be used for solicitations or communications with the Company of a general nature. Information on how to contact the Company generally is available on our website (www.vno.com).

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 9
PRINCIPAL SECURITY HOLDERS
The following table lists the number of Shares and Units as of April 14, 2006, beneficially owned by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), (ii) trustees of the Company, (iii) the executive officers of the Company defined as “Covered Executives” in “Executive Compensation” below, and (iv) the trustees and all executive officers of the Company as a group. “Units” are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units of limited partnership interest (collectively, “Units”). The Company’s ownership of Units is not reflected in the table but is described in footnote (2).

		Number of
		Shares and Units
	Address of	Beneficially	Percent of	Percent of All
Name of Beneficial Owner	Beneficial Owner	Owned(1)(2)	All Shares(1)(2)(3)	Shares and Units(1)(2)(4)

Named Executive Officers and Trustees
Steven Roth(5)(6)(7)(8)	(9)	14,478,417	9.89%	8.97%
David Mandelbaum(5)(8)	(9)	10,762,305	7.60%	6.87%
Russell B. Wight, Jr.(5)(8)(10)	(9)	8,314,807	5.87%	5.31%
Michael D. Fascitelli(7)(8)(11)	(9)	7,178,548	4.88%	4.42%
Robert P. Kogod(8)(12)(13)	(9)	2,101,030	1.46%	1.34%
Robert H. Smith(7)(8)(12)(14)	(9)	1,727,912	1.21%	1.10%
Ronald Targan(8)	(9)	750,307	*	*
David R. Greenbaum(7)(8)(15)	(9)	708,887	*	*
Joseph Macnow(7)(8)(16)	(9)	107,327	*	*
Sandeep Mathrani(7)(8)	(9)	53,428	*	*
Richard West(8)(17)	(9)	26,307	*	*
Anthony W. Deering(8)	(9)	5,307	*	*
Michael Lynne(8)	(9)	307	*	*
All trustees and executive officers as a group (17 persons)(7)(8)	(9)	30,791,661	19.63%	18.34

Other Beneficial Owners
Interstate Properties(5)	(9)	7,943,000	5.61%	5.07%
Cohen & Steers Capital	757 Third Avenue	7,873,092	5.56%	5.03%
Management, Inc.(18)	New York, NY
	10017
The Vanguard Group(19)	100 Vanguard Blvd.	7,238,458	5.11%	4.62%
	Malvern, PA
	19355

*	Less than 1%.

(1)	Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on 141,583,056 Shares and 15,072,529 Units (other than Units held by the Company) outstanding as of April 14, 2006.

10 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
(2)	In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 90% of the common limited partnership interest in, the Operating Partnership as of April 14, 2006. At any time after one year from the date of issuance (or two years in the case of certain holders), holders of Class A units of limited partnership interest (other than the Company) have the right to have their Class A units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Class A unit redeemed or, at the option of the Company, one Share for each Class A unit tendered, subject to customary anti-dilution provisions (the “Unit Redemption Right”). Holders of Class A units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)	The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days pursuant to the exercise of options or upon the redemption of Units or conversion of Series A preferred shares of beneficial interest of the Company for Shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)	The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days pursuant to the exercise of options or upon the conversion of Series A preferred shares of beneficial interest of the Company for Shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)	Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the three general partners, owns 7,943,000 Shares. These Shares are included in the total Shares and the percentage of class for each of them and for Interstate. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

(6)	Includes 15,600 Shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and sole investment power. Does not include 36,000 Shares owned by Mr. Roth’s wife, as to which Mr. Roth disclaims any beneficial interest.

(7)	The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven Roth—4,801,787; Michael D. Fascitelli—5,586,242; Robert H. Smith—6,500; David R. Greenbaum—434,661; Joseph Macnow—3,690; Sandeep Mathrani—23,792, and all trustees and executive officers as a group—11,247,638.

(8)	The number of Shares beneficially owned by the following persons includes the number of shares of restricted stock indicated: Steven Roth—38,100; David Mandelbaum—307; Russell B. Wight, Jr.—307; Michael D. Fascitelli—30,500; Robert P. Kogod—307; Robert H. Smith—10,500; Ronald Targan—307; David R. Greenbaum—8,000; Joseph Macnow—7,622; Sandeep Mathrani—23,236; Richard West—307; Anthony W. Deering—307; Michael Lynne—307 and all trustees and executive officers as a group—193,101.

(9)	The address of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(10)	Includes 27,800 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 2,000 Shares owned by children of Mr. Wight and 15,000 Shares owned by Mr. Wight’s wife. Mr. Wight disclaims any beneficial interest in these Shares.

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 11
(11)	The number of Shares beneficially owned by Mr. Fascitelli includes 1,546,106 vested Shares underlying awards of convertible units and does not include 13 Shares owned by a child of Mr. Fascitelli. See “Executive Compensation—Employment Contracts—Michael D. Fascitelli.”

(12)	Includes 40,647 Units as to which Mr. Kogod and Mr. Smith share investment power.

(13)	Does not include 263,063 Shares and 130,952 Units owned by Mr. Kogod’s wife. Mr. Kogod disclaims any beneficial interest in these Shares and Units. Includes 1,997,013 Units as to which Mr. Kogod shares investment power with his wife and/or children.

(14)	Does not include 219,713 Units owned by Mr. Smith’s wife and/or children. Mr. Smith disclaims any beneficial interest in these Units. Includes 1,727,912 Units as to which Mr. Smith shares investment power with his wife.

(15)	Includes 47,948 Units as to which Mr. Greenbaum shares investment power with his wife. Does not include 16,909 Units owned by his wife and 78,060 Units owned by his children in each case in which Mr. Greenbaum disclaims any beneficial interest.

(16)	Mr. Macnow and his wife jointly own 96,015 of these Shares.

(17)	Dr. West and his wife own 3,000 of these Shares jointly. Also included are 1,385 Shares into which 1,000 Series A preferred shares of beneficial interest owned by Dr. West are convertible.

(18)	According to an amendment to Schedule 13G jointly filed on February 14, 2005, Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. beneficially own and have sole dispositive power with respect to 7,873,092 Shares. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc. and a 50% interest in Houlihan Rovers SA, an investment adviser that owns 37,218 Shares not reported in the above number.

(19)	According to a Schedule 13G filed on March 1, 2006, The Vanguard Group, Inc. beneficially owns and has the sole dispositive power with respect to 7,283,458 Shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of the Vanguard Group, Inc., is the beneficial owner of 125,864 Shares as a result of its serving as investment advisor of collective trust accounts. VFTC directs the voting of these shares.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, certain classes of our equity securities with the SEC. Such trustees, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.
Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that the only filing deficiencies under Section 16(a) by our trustees, executive officers and 10% shareholders in the year ended December 31, 2005 are as follows:
(a) two late filings for Robert P. Kogod, a trustee, with respect to five transactions;
(b) one late filing by Sandeep Mathrani, an executive officer, with respect to two transactions;
(c) four late filings by Robert H. Smith, a trustee and executive officer, with respect to 14 transactions;
(d) one late filing by Russell B. Wight, Jr., a trustee, with respect to two transactions; and
(e) one late filing by Melvyn H. Blum, an executive officer during 2005, with respect to two transactions.

12 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee of the Board of Trustees, composed of the undersigned trustees who are independent for the purposes of the rules of the NYSE, operates pursuant to a written charter and is responsible for establishing the terms of the compensation of the Company’s executive officers and the granting of awards under the Company’s 2002 Omnibus Share Plan, as amended.
The Compensation Committee’s philosophy is to attract, motivate and retain the Company’s executive officers, including the Chief Executive Officer, through competitive compensation arrangements that provide strong financial incentives for the executive officers to maximize shareholder value and reinforce the alignment of management and shareholder interests. The Compensation Committee reviews and approves at least annually executive compensation in order to implement its philosophy and to ensure that the arrangements remain competitive and reflect the Company’s performance.
Certain of the Company’s executive officers have employment agreements that provide for a minimum base salary and other compensation arrangements. See “Executive Compensation—Employment Contracts” below for a summary of the terms of certain of these agreements. Employment agreements are reviewed and approved by the Compensation Committee prior to their execution. The Chief Executive Officer does not have an employment agreement with the Company.
Management presents recommendations for compensation for all executive officers to the Compensation Committee. The Compensation Committee exercises its independent discretion in reviewing and approving executive officer compensation both individually and in the aggregate. Final compensation determinations for the past year are generally made based upon final financial results and performance for such year. From time to time, the Compensation Committee or management may seek the advice of compensation consultants.
Compensation generally has three primary components: base salary, incentive bonus and long-term equity compensation.
Base Salaries
Base salaries for executive officers, including the Chief Executive Officer, are based on (i) the responsibilities of the position, (ii) the individual’s performance and perceived ability to influence the Company’s financial performance in the short- and long-term and (iii) an evaluation of salaries for similar positions in companies of similar size, complexity and businesses as the Company.
Incentive Bonuses
Incentive bonuses are structured to further motivate executive officers, including the Chief Executive Officer, by establishing a relationship between the bonuses and the performance of the Company and the executive officer. Bonuses are typically determined based on (i) specific objective measures of the Company’s performance such as funds from operations and total shareholder return, (ii) specific objective measures of the individual’s performance such as the ability to meet established financial budgets and (iii) subjective measures of performance such as positioning the Company for short- and long-term growth through acquisitions, development and leasing activities. In determining the incentive bonuses for 2005, the

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 13
Compensation Committee considered, in particular, the following factors: total return to shareholders during 2005 of 14.8%, strong operating results, and other factors the Committee deemed appropriate. The cash bonus awarded to Mr. Roth is discussed below.
Long-term Equity Compensation
The Compensation Committee believes that the interests of the Company’s shareholders and executive officers, including the Chief Executive Officer, will be aligned if executive officers are given the opportunity to own the Company’s Shares through substantial option and restricted share awards that are granted on a fixed share basis. In 2006, the Board authorized the Company to issue limited partnership units of Vornado Realty L.P. under its Omnibus Share Plan. We refer to limited partnership units that have similar terms to our restricted shares as “restricted units.” This class of units is separate from those issued under our outperformance plan referred to below. The Compensation Committee bases these awards on the same criteria used to determine base salary but may allocate any increases disproportionately to cash or equity compensation. These awards are a significant part of executive officer compensation packages and are generally granted annually. In making the restricted unit grants for 2005, including those to the Chief Executive Officer, the Compensation Committee considered, in particular, the following factors: the total return to shareholders during 2005 of 14.8%, strong operating results, and other factors the Committee deemed appropriate.
The Compensation Committee recently approved a new long-term incentive compensation program designed to create shareholder value in a “pay for performance” structure. We refer to this program as an “outperformance plan.” Under this program, the Company’s senior management team has the opportunity to share in a performance pool if the Company’s total return to shareholders for the three-year period from March 15, 2006 to March 14, 2009 exceeds a cumulative 30%, including both share appreciation and dividends paid. The size of the pool will be 10% of the outperformance return amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to $100 million. A portion of the performance pool can be earned after the first and second years, up to a cumulative maximum of $20 million and $40 million, respectively, based on a minimum total return to shareholders benchmark of 10% and 20%, respectively. Compensation earned under the program will vest 33-1/3% on each of March 15, 2009, 2010 and 2011 based on continued employment. Individual awards will be made in the form of equity-based securities under the Company’s 2002 Omnibus Share Plan, as amended. These awards are a new class of units of the Company’s operating partnership, Vornado Realty L.P. and we refer to these awards as “Operating Partnership performance units” or “OPP Units.” The number of OPP Units awarded under this new program awarded to Mr. Roth and the four other most highly compensated executive officers of the Company are as follows: Steven Roth, 281,250; Michael D. Fascitelli, 281,250; David R. Greenbaum, 50,000; Joseph Macnow, 56,250; and Sandeep Mathrani, 75,000. These awards represent the maximum number of OPP Units that may be earned pursuant to our outperformance plan. The number of OPP Units issued is subject to the determination of the performance pool referred to above and is not a projection of the number of OPP Units each participant may earn. Recipients will not receive distributions or be entitled to these OPP Units unless and until the minimum total return to shareholders benchmarks are achieved. The number of OPP Units granted are based on each executive’s percentage interest in the outperformance plan and an estimate of the maximum number of OPP Units that could be earned, based on the dilution cap and potential unpaid distributions payable in the form of OPP Units.

14 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
Chief Executive Officer’s Compensation
Mr. Roth’s base salary of $1,000,000 was established in March 2001. The Compensation Committee believes that Mr. Roth’s base salary is consistent with the base salaries of other chief executive officers of companies of similar size and complexity.
Mr. Roth’s incentive bonus for 2005 was $1,000,000. On April 25, 2006, he also received a grant with respect to 2005 of 281,250 OPP Units and 15,578 restricted units. The incentive bonus, OPP Units award and restricted units award were based on an evaluation of those factors previously described and were approved by the Compensation Committee.
Mr. Roth’s total cash compensation for 2005 was $2,000,000. This compares to total cash compensation for 2004 of $3,000,000. Mr. Roth’s total equity compensation for 2005 was $1,500,000 of limited partnership units and 312,500 OPP Units. This compares to equity compensation for 2004 of $823,222 of shares of restricted stock and 115,500 options. His cash compensation and restricted unit grant for 2005 appropriately reflects his and the Company’s performance in 2005, measured both objectively and subjectively, and the Company’s strategic growth position at December 31, 2005.
Policy Regarding Section 162(m)
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to such companies’ chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year which is not “performance based,” as defined in Section 162(m). The Compensation Committee believes that it is in the best interests of the Company and its shareholders to comply with the limitations of Section 162(m) to the extent practicable and consistent with retaining, attracting and motivating the Company’s executive officers. Accordingly, to maintain flexibility in compensating executive officers in a manner designed to promote the goals of the Company and its shareholders, the Compensation Committee has not adopted a policy that all executive compensation must be deductible. The deferred payments made to Mr. Fascitelli pursuant to his employment agreements and certain other compensation to the Company’s Chief Executive Officer and the four other most highly compensated executive officers do not meet the requirements of Section 162(m) and will thus be subject to the $1,000,000 limitation when paid.
The Compensation Committee of the Board of Trustees:
DR. RICHARD R. WEST
MICHAEL LYNNE
RONALD G. TARGAN

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 15
PERFORMANCE GRAPH
The following graph compares the performance of the Company’s Shares with the performance of the Standard & Poor’s 500 Index (the “S&P 500 Index”) and the National Association of Real Estate Investment Trust (“NAREIT”) All Equity Index, a peer group index. The graph assumes that $100 was invested on December 31, 2000 in each of the Shares, the S&P 500 Index and the NAREIT All Equity Index and that all dividends were reinvested without the payment of any commissions. THERE CAN BE NO ASSURANCE THAT THE PERFORMANCE OF THE COMPANY’S SHARES WILL CONTINUE IN LINE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH BELOW.

	2000	2001	2002	2003	2004	2005

Vornado Realty Trust	100	115	111	175	256	291
S&P500 Index	100	88	69	88	98	103
The NAREIT All Equity Index	100	114	118	162	213	239

16 | VORNADO REALTY TRUST      2006 PROXY STATEMENT
EXECUTIVE COMPENSATION
The following table sets forth the compensation for the Company’s Chief Executive Officer and the four other most highly compensated executive officers for 2005 and for each of the two preceding fiscal years (the “Covered Executives”).
Summary Compensation Table

						Long Term
		Annual Compensation				Compensation Awards
					Other
			Bonus		Annual	Restricted	Securities	All Other
			($)		Compen-	Share/Unit	Underlying	Compen-
Name and		Salary			sation (2)	Awards (3)	Options(4)	sation (5)
Principal Position	Year	($)	Regular	Special(1)	($)	($)	(#)	($)

Steven Roth	2005	1,000,000	1,000,000	—	167,355	1,500,000	—	68,915
Chairman and Chief	2004	1,000,000	2,000,000	—	159,415	823,226	115,500	68,437
Executive Officer	2003	1,000,000	1,000,000	—	150,768	1,325,709	—	65,341

Michael D. Fascitelli	2005	1,000,000	1,000,000	—	145,278	1,500,000	—	26,548
President	2004	1,000,000	2,000,000	—	126,356	659,294	92,500	24,318
	2003	1,000,000	900,000	—	125,718	1,061,715	—	22,121

David R. Greenbaum(1)	2005	1,000,000	500,000	—	162,997	—	—	34,427
President—New York	2004	575,000	500,000	4,500,000	131,989	178,188	25,000	33,492
Office Division	2003	540,000	400,000	—	156,286	286,950	—	34,163

Joseph Macnow	2005	750,000	500,000	—	159,391	500,000	—	100,574
Executive Vice President—	2004	550,000	350,000	—	150,364	131,505	18,450	96,046
Finance and Administration	2003	535,000	250,001	—	139,736	206,640	—	92,187
And Chief Financial Officer

Sandeep Mathrani(1)	2005	1,000,000	1,000,000	—	—	—	200,000	14,445
Executive Vice President—	2004	550,000	500,000	800,000	—	1,342,550	320,000	13,627
Retail Division	2003	515,000	450,000	—	4,809	229,560	—	12,792

(1)	Special bonuses paid for 2004 reflect one-time bonuses in connection with the successful, leasing development and financing of Alexander’s.

(2)	For 2005, 2004 and 2003, Messrs. Roth, Fascitelli, Greenbaum and Macnow were each provided with a car and driver. Messrs, Roth, Fascitelli, Greenbaum and Macnow have used the car and driver for both business and commuting purposes and the amounts shown for such persons reflect the aggregate incremental cost to the Company for the car, driver and related expenses without deducting costs attributable to business use. The amounts shown in 2003 for Mr. Mathrani represent the excess of the dividend equivalent payments on the vested portion of 23,798 deferred stock units granted to Mr. Mathrani in 2002 over the payments that would have been made had the dividend equivalent payments on the vested units been based on the Company’s dividend on Shares.

(3)	Dividends are paid on both the vested and unvested portion of restricted share, restricted unit or deferred stock unit awards. On April 25, 2006, the Covered Executives were awarded OPP Units as described under “—Long-Term Incentive Programs—Awards for 2005.” Dividends are not payable on OPP Units unless and until the performance conditions are met as described below. On April 25, 2006, Messrs. Roth, Fascitelli and Macnow were awarded 15,578, 15,578, and 5,193 restricted units, respectively, vesting ratably over five years with 20% of the restricted units becoming vested in each of

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 17
the next five years. The total numbers of restricted shares or units (including shares underlying deferred stock units) held by the Covered Executives as of December 31, 2005 are as follows (with the value of the restricted shares held in parentheses based on the closing price for the Company’s Shares on the NYSE at December 30, 2005): Steven Roth—52,530 ($4,384,679); Michael D. Fascitelli—1,588,156 ($132,563,381), 1,546,106 of which is in a rabbi trust for his benefit; David R. Greenbaum—11,000 ($918,170); Joseph Macnow—8,397 ($700,898); and Sandeep Mathrani—25,636 ($2,139,837). The restricted share award for Mr. Mathrani in 2004, includes a grant of 18,836 restricted shares of which 16,836 were granted pursuant to his employment agreement described below. Of these 18,836 restricted shares, 2,000 vest ratably over the five years ending in 2010 and 16,836 over five years with one-third becoming vested in each of 2008, 2009 and 2010. The restricted units granted on April 25, 2006 to Messrs. Roth, Fascitelli and Macnow are not included in the restricted shares held by Covered Executives as of December 31, 2005 (as indicated in this footnote) as such awards were made subsequent to December 31, 2005.

(4)	Pursuant to his 2005 employment agreement, in 2005 and 2006 the Company granted to Mr. Mathrani options to acquire 300,000 of the Company’s common shares at $71.275 per share and options to acquire 200,000 shares at $94.16, respectively. These options granted to Mr. Mathrani under his 2005 employment agreement will vest one-third in each of 2008, 2009 and 2010 and are reported in the 2004 and 2005 years, respectively. Other than these options, no options were granted to the Covered Executives with respect to the 2005 year.

(5)	Represents annual amounts of (i) employer-paid contributions to the Company’s 401(k) retirement plan and (ii) Company-paid whole life insurance premiums. Employer contributions to the Company’s 401(k) retirement plan become fully vested after the completion of five years of eligible service. The whole life insurance policies provide coverage in an amount equal to the excess of the amount covered under the Company’s non-discriminatory group term life insurance benefit for all full-time employees (i.e., two times salary) over the benefit cap imposed by the term insurance carrier.

18 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
Option Grants for 2005
The following table lists all grants of share options to the Covered Executives made in respect of services performed in 2005 (or pursuant to employment agreements) and their potential realizable values, assuming annualized rates of share price appreciation of 5% and 10% over the term of the grant. On March 13, 2006, Mr. Sandeep Mathrani was granted 200,000 options to purchase Shares pursuant to his employment agreement as described below. Other than these options, no options were granted to the Covered Executives with respect to the 2005 year. The Company has not, to date, granted any share appreciation rights.
Option Grants for 2005

Individual Grants
Potential Realizable
		% of Total			Value at
	Number of	Options			Assumed Annual
	Shares	Granted to			Rates of
	Underlying	Employees	Exercise		Appreciation for
	Options	in Fiscal	Price Per	Expiration	Option Term(2)
Name	Granted	Year	Share(1)	Date	5%	10%

Steven Roth	—	—	—	—	—	—
Michael D. Fascitelli	—	—	—	—	—	—
David R. Greenbaum	—	—	—	—	—	—
Sandeep Mathrani	200,000	47%	$94.16	3/13/2016	$30,675,344	$48,845,358
Wendy Silverstein	—	—	—	—	—	—

(1)	The exercise price per Share is equal to the average of the high and low prices of the Company on the NYSE on the date of grant.

(2)	These potential realizable values are based on the assumed annual growth rates for the market value of the Shares shown over the options’ 10-year terms. For example using an exercise price of $94.16, a 5% growth rate, compounded annually, results in a price of $153.38 per Share and a 10% growth rate, compounded annually, results in a price of $244.23 per Share. These potential realizable values are listed to comply with the regulations of the SEC, and the Company cannot predict whether these values will be achieved. Actual gains, if any, on share option exercises are dependent on the future performance of the Shares.

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 19
Year-End Option Holdings
The following table summarizes all exercises of options during 2005, and the number and value of options held at December 31, 2005 by the Covered Executives.
Aggregated Option Exercises in 2005 and Fiscal Year End Option Values

Number of
			Securities Underlying	Value of Unexercised
	Shares		Unexercised Options	In-The-Money Options
	Acquired	Value	at 12/31/05	at 12/31/05
	on	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Name	Exercise (#)	($)	(#)	($)

Steven Roth	—	—	4,778,687/115,500	219,576,000/1,409,000
Michael D. Fascitelli	—	—	5,567,742/92,500	292,139,000/1,128,000
David R. Greenbaum	—	—	429,661/25,000	18,698,000/305,000
Joseph Macnow	211,129	7,573,018	—/18,450	—/225,000
Sandeep Mathrani	57,395	2,279,382	19,792/320,000	802,000/3,902,000
Equity Compensation Plan Information
The following table provides information as of March 31, 2006, regarding the Company’s equity compensation plans.

Number of securities
remaining available for
	(a)			future issuance under
	Number of securities to		Weighted-average	equity compensation
	be issued upon exercise		exercise price of	plans (excluding
	of outstanding options,		outstanding options,	securities reflected
Plan Category	warrants and rights		warrants and rights	in column (a))

Equity compensation plans approved by security holders	13,251,051	(1)	$39.06	5,520,314	(2)
Equity compensation plans not approved by security holders(3)	N/A		N/A	N/A

Total	13,251,051		$39.06	5,520,314	(2)

(1)	Includes 223,355 restricted shares that do not have an option exercise price. Of these restricted shares, 23,187 were granted in 2006 with respect to the 2005 year or pursuant to new employment arrangements to members of management. This number does not include the 49,851 restricted units, in the aggregate, or OPP Units granted on April 25, 2006.

(2)	All of the shares available for future issuance under plans approved by the security holders may be issued as restricted stock units, restricted units or performance shares. The securities remaining available for future issuance reflects the grant of 23,187 restricted shares and 423,700 options (at an exercise price of $94.16) to members of management in 2006 either with respect to the 2005 year or pursuant to negotiated employment arrangements but not the grant made on April 25, 2006.

(3)	Does not include common shares issuable in exchange for deferred stock units pursuant to the compensation agreements described below under the heading “Material Features of Equity Compensation Arrangements Not Approved by Shareholders.”

20 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
Material Features Of Equity Compensation Arrangements Not Approved By Shareholders
We have awarded deferred stock units under an individual arrangement with an officer of the Company. Shareholder approval was not required for this award under the current or then-existing rules of the New York Stock Exchange because the award was made as part of an employment contract with us.
Long-Term Incentive Program—Awards for 2005
This table summarizes the long-term incentive grants (OPP Unit grants on April 25, 2006) made to the officers named in the Summary Compensation Table in respect of 2005.

	Awards
		Performance or
	Number of Shares,	Other Period
Name	Units, or Other Rights(1)	Until Maturation

Steven Roth	281,250	3 years
Michael D. Fascitelli	281,250	3 years
David R. Greenbaum	50,000	3 years
Joseph Macnow	56,250	3 years
Sandeep Mathrani	75,000	3 years

(1)	Represents the maximum number of Operating Partnership performance units that may be earned pursuant to the 2006 Outperformance Plan. The units vest 33-1/3% on each of March 14, 2009, 2010 and 2011, and are earned based on Vornado’s 3-year cumulative total shareholder return (dividends plus stock price appreciation). The number of OPP Units issued is subject to determination of a performance-based pool, as described below, and not a projection of the number of OPP Units each participant will earn. Recipients will not receive distributions or be entitled to these OPP Units unless and until minimum total return to shareholders benchmarks are achieved. The numbers set forth in the table above are based on each executive’s percentage interest in the 2006 Outperformance Plan and an estimate of the maximum number of OPP Units that could be earned, based on the dilution cap and potential unpaid distributions payable in the form of additional OPP Units.

The determination of the actual number of Operating Partnership performance units earned will be based on Vornado’s cumulative total shareholder return over the three-year performance period from March 15, 2006, to March 14, 2009 from a price per share of $89.17, the average closing price per Common Share for the 30 trading days prior to March 15, 2006. Award recipients will share in a performance pool if Vornado’s total return to shareholders for the period from March 15, 2006 through March 14, 2009 (values being measured based on the average closing price of our common shares for the 30 trading days prior) exceeds a cumulative total return to shareholders over the three-year period of 30%, including both share appreciation and dividends paid. The size of the pool will be 10% of the outperformance return amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to $100 million. As of March 14, 2007 award recipients as a group will have the ability to earn a portion of the performance pool, up to a maximum of $20 million, based on a minimum total return to shareholders benchmark of 10% for the one-year period then ending. As of March 14, 2008 award recipients as a group will have the ability to lock in a portion of the performance pool, up to a cumulative maximum of $40 million, based on a minimum cumulative total return to shareholders benchmark of 20% for the two-year period then ending. In the event the potential performance pool reaches the $20 million dilution cap before

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 21
March 14, 2007, the $40 million dilution cap before March 14, 2008 or the $100 million dilution cap before March 14, 2009 and remains at the applicable level or higher for 30 consecutive days, the applicable performance period will end early and the applicable pool will be established on the last day of such 30-day period.

OPP Units, if earned, will not be entitled to receive distributions until March 15, 2009. To the extent that a performance pool is earned, award recipients will be entitled to an amount equal to the distributions that would have been paid on their earned OPP Units after March 15, 2006 payable in the form of additional OPP Units. Thereafter OPP Units, whether vested or unvested, will receive regular quarterly distributions on a per unit basis equal to the dividends per share paid on our common stock.
Employee Retirement Plan
Effective December 31, 1997, the Company froze the employee retirement plan, which provided retirement benefits to full-time employees of the Company. Benefits under the plan vested upon the completion of five years of service for all eligible employees. However, employees do not earn any additional benefits after December 31, 1997. In addition, no new participants are eligible to enter the frozen plan. Annual retirement benefits are equal to 1% of the participant’s base salary for each year of service. However, the portion of retirement benefits payable for service prior to plan participation is equal to 1% of the participant’s base salary as of December 31 of the year before the participant began to participate in the plan for each year of the participant’s past service.
The amounts shown below are the estimated annual benefits (payable in the form of a life annuity) for each of the Covered Executives who is a participant in the plan payable upon normal retirement at age 65. The estimated annual benefit payable at age 65 to Mr. Roth is $45,000; and Mr. Macnow is $29,000.
EMPLOYMENT CONTRACTS
Michael D. Fascitelli
Mr. Fascitelli had an employment agreement that commenced on December 2, 1996 pursuant to which he served as President of the Company. The employment agreement had an initial term of five years. The employment agreement provided for an annual base salary of not less than $600,000. In January 2000, Mr. Fascitelli’s base salary was increased to $625,000 and in March 2001, it was increased to $1,000,000. In addition to his annual salary, at the commencement of Mr. Fascitelli’s 1996 employment agreement, Mr. Fascitelli received a deferred payment (the “Deferred Payment”) consisting of $5,000,000 in cash (which has been invested in marketable securities at the direction of Mr. Fascitelli) and a $20,000,000 convertible obligation payable in 919,540 Shares, which are being held in an irrevocable trust for the benefit of Mr. Fascitelli. The Deferred Payment obligation to Mr. Fascitelli vested in December 1997 and was scheduled to convert into Shares in November 2001. The conversion date was extended to December 2006. In addition, Mr. Fascitelli’s 1996 employment agreement provided that he may borrow up to $10,000,000 from the Company during the term of his employment at the applicable federal rate. As of December 31, 2005, the outstanding principal amount of loans by the Company to Mr. Fascitelli was $8,600,000. The loans, which were scheduled to mature in 2003, were extended to 2006 in connection with the 2002 extension of Mr. Fascitelli’s employment agreement, as discussed below. Of the options held by Mr. Fascitelli, 2,147,814 options granted in 1996 are due to expire in December of 2006.

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Effective January 1, 2002, the Company extended the employment agreement with Mr. Fascitelli for a five-year period through December 31, 2006. The 2002 employment agreement provides that, commencing on January 1, 2007, and on each January 1 thereafter, the employment term will automatically be extended for one additional year unless either the Company or Mr. Fascitelli gives written notice not to extend the agreement not less than 90 days before such date. The 2002 employment agreement provides that Mr. Fascitelli’s annual base salary will not be decreased during the term and is currently $1,000,000. In addition to his annual salary, he will be entitled to a deferred payment consisting of 626,566 convertible units on December 31, 2006, with each unit representing one Share. Accordingly, 626,566 Shares are being held in an irrevocable trust for the benefit of Mr. Fascitelli. The 626,566 Shares vested in December 2002. Mr. Fascitelli may also borrow up to $20,000,000 from the Company during the term of his 2002 employment agreement reduced by the amount of his outstanding loans under his 1996 employment agreement, which was $8,600,000 at December 31, 2005. The loans will bear interest at the applicable federal rate and will mature on the fifth anniversary of the date each loan is made. Payment of the additional loans and the outstanding $8,600,000 may be accelerated by the Company to the extent that the aggregate principal amount of such loans exceeds 50% of the sum of (i) the value of the 1,546,106 Shares payable to Mr. Fascitelli under his original and current employment agreements and (ii) the amount by which the value of the Shares subject to options granted to Mr. Fascitelli by the Company exceeds the aggregate exercise price of such options. In accordance with the terms of his employment agreement, Mr. Fascitelli has also been given the use of a Company automobile.
The 2002 employment agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company’s principal executive offices or the failure of the Company to comply with the terms of the agreement), (i) payment of his base salary shall continue for three years, offset in the second and third years for compensation received or deferred for services to any other employer, (ii) payment of the 919,540 and 626,566 vested Shares payable to him shall be made and (iii) benefits to him and his family shall continue for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease but payment of the 919,540 and 626,566 vested Shares payable to him shall nonetheless be made.
David R. Greenbaum
Mr. Greenbaum has an employment agreement that commenced on April 15, 1997 pursuant to which he serves as President of the New York Office Division of the Company. The employment agreement provides that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Greenbaum gives written notice not to extend the agreement, at least 90 days before such date. The employment agreement provides that Mr. Greenbaum’s base salary shall not be reduced during the term of the agreement. Mr. Greenbaum’s current annual base salary is $1,000,000. Mr. Greenbaum’s employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity and/or incentive compensation with respect to senior executives of the Company. In accordance with the terms of his employment agreement, he has also been given the use of a Company automobile.

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The agreement also provides that if Mr. Greenbaum’s employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the New York Office Division’s principal executive offices or the failure of the Company to comply with the terms of the agreement), Mr. Greenbaum will receive (a) a lump sum payment of three times the sum of (i) his annual base compensation and (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (b) continued provision of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.
Joseph Macnow
Mr. Macnow has had an employment agreement with the Company since November 21, 1980, pursuant to which he serves as Executive Vice President—Finance and Administration and Chief Financial Officer. His current employment agreement commenced January 1, 2001 and provides that on each December 31 the employment term shall automatically be extended for one additional year unless either the Company or Mr. Macnow gives written notice not to extend the agreement 90 days before such date. Based upon Mr. Macnow’s current salary, the employment agreement provides for an annual base salary of not less than $1,000,000, subject to increases by a factor not less than 125% of the percentage increase in the prior year’s consumer price index. In accordance with the terms of his employment agreement, he has also been given the use of a Company automobile.
The agreement also provides that if Mr. Macnow’s employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company’s principal executive offices or the failure of the Company to comply with the terms of the agreement), he will receive: (a) a lump sum payment of three times the sum (not to exceed $1.1 million) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any equity awards granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provides that if Mr. Macnow’s employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary will cease.
Sandeep Mathrani
Mr. Mathrani serves as Executive Vice President—Retail Division of the Company. His employment agreement entered into in 2002 expired in March 2005. As of January 1, 2005, the Company and Mr. Mathrani entered into a new employment agreement through January 1, 2010, with a term that automatically extends for additional one-year periods unless terminated on at least six months’ prior notice by either the Company or Mr. Mathrani. The employment agreement provides that Mr. Mathrani’s annual base salary will not be decreased during the term and is currently $1,000,000.

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In connection with his employment agreement, the Company granted Mr. Mathrani 16,836 restricted Shares and options to acquire 300,000 of the Company’s Shares at $71.275 per share. In addition, pursuant to his employment agreement, 200,000 options were granted to him on March 13, 2006 at an exercise price of $94.16 per share. These restricted Share and option grants will vest one-third each year on January 20th of 2008, 2009 and 2010. The vesting of these restricted Shares and options granted pursuant to his employment agreement will accelerate upon certain events including a change of control of the Company or a sale of its retail division.
On February 22, 2005, Mr. Mathrani repaid to the Company an outstanding loan in the amount of $500,000 previously provided for under his prior employment agreement.
Mr. Mathrani’s employment agreement also provides that if his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company (a material breach is any failure by the Company to comply with any material provision of the agreement that is not cured within 30 days of written notice by Mr. Mathrani of non-compliance), Mr. Mathrani will immediately vest in any stock options and restricted Shares granted to him by the Company. In addition, in such event, Mr. Mathrani will receive a lump sum payment equal to (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; provided his lump sum payment will be multiplied by two if the termination occurs during the first three years of the agreement. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary and all other obligations of the Company under the agreement will cease. Under his employment agreement, Mr. Mathrani also receives the use of a Company automobile.
CHANGE OF CONTROL ARRANGEMENTS
In addition to those change of control arrangements that exist in the employment agreements described above, the Company’s 2002 Omnibus Share Plan, as amended, generally provides, pursuant to the award agreements for options, restricted Shares and other equity-based awards granted under the Plan, that equity grants will vest automatically upon a change of control of the Company. With regard to OPP Units, in the event of a change in control, the performance period will end on the change of control date, the cumulative stockholder return benchmark will be adjusted on a pro rata basis for the shorter period and, if a performance pool is established, all OPP Units that are then, or have been previously earned will become fully vested.
COMPENSATION OF TRUSTEES
Trustees who are not officers of the Company receive an annual retainer and additional meeting fees for each Board or committee meeting attended. Messrs. Roth, Fascitelli and Smith received no compensation for their service as trustees. During 2005, the annual retainers for non-management trustees were: Dr. West—$100,000; Mr. Deering and Mr. Targan—$75,000 each; and Messrs. Kogod, Lynne, Mandelbaum and Wight—$50,000 each. In addition, non-management trustees receive a meeting fee of $1,000 for all Board and committee meetings attended. Dr. West’s and Messrs. Deering’s and Targan’s annual retainers are reflective of their chairmanship of or membership on the Audit Committee.

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For 2006, these members of the Board of Trustees will be compensated as follows: (1) each such member will receive an annual retainer equal to $30,000; (2) each such member will receive an annual grant of restricted shares with a value equal to $30,000 (not to be sold while such member is a trustee, except in certain circumstances); (3) the Audit Committee Chairman will receive an annual retainer of $50,000 and other Audit Committee members will receive an annual retainer of $25,000; (4) the Chairman and members of all other committees (other than the Executive Committee) will receive an annual retainer of $10,000 and $5,000, respectively; and (5) each such member will receive a meeting fee of $1,000 for each Board or Committee meeting attended.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee, consisting, in 2005, of Dr. West and Mr. Targan, grants awards under the Company’s 2002 Omnibus Share Plan, as amended, and makes all other executive compensation determinations. Mr. Lynne joined the Compensation Committee in 2006. Messrs. Roth, Fascitelli and Smith are the only officers or employees of the Company who are also members of the Board. There are no interlocking relationships involving the Company’s Board that require disclosure under the executive compensation rules of the SEC.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions Involving Interstate Properties
As of April 14, 2006, Interstate and its partners beneficially owned approximately 12.1% of the common shares of beneficial interest of the Company and 27.7% of Alexander’s outstanding common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the partners. Mr. Roth is the Chairman of the Board and Chief Executive Officer of the Company, the Managing General Partner of Interstate, and the Chairman of the Board and Chief Executive Officer of Alexander’s. Messrs. Mandelbaum and Wight are trustees of the Company and also directors of Alexander’s.
The Company manages and leases the real estate assets of Interstate pursuant to a management agreement for which the Company receives an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on 60 days notice at the end of the term. The Company believes, based upon comparable fees charged by other real estate companies, that its terms are fair to the Company. The Company earned $791,000 of management fees under the management agreement for the year ended December 31, 2005.
Transactions Involving Alexander’s
As of April 14, 2006, Interstate and its three general partners—Steven Roth (Chief Executive Officer of the Company and Alexander’s and Chairman of the Board of the Company), David Mandelbaum (a trustee of the Company and director of Alexander’s) and Russell B. Wight, Jr. (a trustee of the Company and director of Alexander’s)—owned approximately 12.1%

26 | VORNADO REALTY TRUST      2006 PROXY STATEMENT
of the Shares of the Company and 27.7% of Alexander’s common stock. The Company owns approximately 33% of the outstanding common stock of Alexander’s. Alexander’s is managed, and its properties are leased and developed, by the Company pursuant to agreements (see below) expiring in March of each year and which are automatically renewable.
The Company receives an annual fee for managing all of Alexander’s properties equal to the sum of (i) $3,000,000, (ii) 3% of the gross income from the Kings Plaza Mall, and (iii) 6% of the development costs with minimum guaranteed fees of $750,000 per annum. Generally, the Company receives a fee of (i) 3% of the lease rent for the first 10 years of a lease term, 2% of lease rent for the 11th through the 20th years of a lease term and 1% of lease rent for the 21st through 30th years of a lease term, subject to the payment of rents of Alexander’s tenants and (ii) 3% of the asset sales proceeds. Such amounts are payable to the Company annually in an amount not to exceed an aggregate of $2,500,000 until the present value of such installments (calculated at a discount rate of 9% per annum) equals the amount that would have been paid at the time the transactions which gave rise to the commissions occurred. In 2005, the Company received a development fee for the construction of Alexander’s 731 Lexington Avenue property of $26,300,000, based on 6% of construction costs, as defined, and a fee of $6,300,000 for guaranteeing the lien-free, timely completion of the construction of the project and funding of project costs in excess of the stated budget.
On May 27, 2004, the Company entered into an agreement with Alexander’s under which we provide property management services at 731 Lexington Avenue for an annual fee of $0.50 per square foot of the tenant-occupied office and retail space. Our subsidiary, Building Maintenance Services (“BMS”), also entered into an agreement with Alexander’s to supervise the cleaning, engineering and security at the 731 Lexington Avenue property for an annual fee equal to the costs of such services plus 6%. In October 2004, BMS also contracted with Alexander’s to provide the same services at the Kings Plaza Regional Shopping Center on the same terms. Further, on March 1, 2005, Alexander’s also entered into an agreement with the Company under which the Company provides property management services for the common area of 731 Lexington Avenue for an annual fee of $214,000, escalating at 3% per annum.
At December 31, 2005, Alexander’s owed the Company (i) $32,804,000 in leasing fees and (ii) $1,520,000 in management fees and other costs. In addition, during 2005, Alexander’s had outstanding a loan from the Company in an amount of $124,000,000, which loan was repaid in July of 2005. The largest amount outstanding during the year ended December 31, 2005 for these fees, other costs and the loan was $183,394,000. During the year ended December 31, 2005, Alexander’s incurred $11,671,000 of leasing fees, $4,206,000 of development and guarantee fees, $4,423,000 of management fees and $3,578,000 of other fees and rents under its agreements with the Company.
On December 29, 2005, Michael Fascitelli, the Company’s President and President of Alexander’s, exercised 350,000 of his Alexander’s stock appreciation rights, which were scheduled to expire in December 2006 and received $173.82 for each stock appreciation right exercised, representing the difference between Alexander’s stock price of $247.70 (the average of the high and low market price on the date of exercise) and the exercise price of $73.88. This exercise was consistent with Alexander’s tax planning.
On January 10, 2006, the Omnibus Stock Plan Committee of the Board of Directors of Alexander’s granted Mr. Fascitelli a stock appreciation right with respect to 350,000 shares of Alexander’s common stock. The exercise price of the stock appre-

2006 PROXY STATEMENT      VORNADO REALTY TRUST | 27
ciation right is $243.83 per underlying share, which was the average of the high and low trading price of Alexander’s common stock on the date of grant. The stock appreciation right will become exercisable on July 10, 2006, provided Mr. Fascitelli is employed by Alexander’s on that date, and will expire on March 14, 2007. Mr. Fascitelli’s early exercise and Alexander’s related tax consequences were factors in Alexander’s decision to make the new grant to him.
Certain Other Transactions
On December 20, 2005, we acquired a 46% partnership interest in, and became co-general partner of, partnerships that own a complex in Rosslyn, Virginia, containing four office buildings with an aggregate of 714,000 square feet and two apartment buildings containing 195 rental units. The consideration for the acquisition consisted of 734,486 newly issued Vornado Realty L.P. partnership units (valued at $61,814,000) and $27,300,000, its pro-rata share of existing debt. Of the partnership interests acquired, 19% was acquired from Messrs. Robert H. Smith and Robert P. Kogod (members of our Board of Trustees) and their family members, representing all of such persons’ interests in the partnership.
On December 22, 2005, Steven Roth, our Chairman and Chief Executive Officer, repaid his then outstanding loan from us of $13,122,500 (the largest amount outstanding during the year) that was scheduled to mature on January 1, 2006. On December 23, 2005, pursuant to a credit agreement (the “Roth Credit Agreement”) entered into with us on November 16, 1999, Mr. Roth borrowed $13,122,500 from us as evidenced by a promissory note in favor of the Company (the “Note”). The Roth Credit Agreement provides that the Company will provide loans to Mr. Roth of up to $15 million in the aggregate at any time outstanding for so long as he remains employed by the Company. Pursuant to this Roth Credit Agreement, the Note is secured, bears annual interest of 4.45% (the applicable Federal rate on December 23, 2005) and matures December 23, 2011.
At March 31, 2006, loans due from Mr. Fascitelli, in accordance with his employment agreement, aggregated $8,600,000 (the largest outstanding balance during the last fiscal year). The loans mature on December 31, 2006 and bear interest, payable quarterly, at a rate of 3.97% (based on the applicable federal rate). Payment of the loans may be accelerated by the Company to the extent that the aggregate principal amount of the loans exceeds 50% of the sum of (i) the value of the 1,546,106 Shares payable to Mr. Fascitelli under his employment agreements and (ii) the amount by which the value of the Shares subject to options granted to Mr. Fascitelli by the Company exceeds the aggregate exercise price of such options.
In February 2005, Mr. Mathrani repaid the $500,000 loan to the Company provided to him under his prior employment agreement.
In the year ended December 31, 2005, the Company paid Mr. Kogod fees of $242,000 for consulting services rendered. The Company expects to pay a similar fee during 2006.
The Company leases office space to Archstone-Smith Trust and these two companies share the costs of certain office-related services. Under these agreements, for the year ended December 31, 2005, the Company recorded rent from and paid fees to Archstone-Smith Trust in the amounts of $1,941,000 and $444,000, respectively. Mr. Smith and Mr. Kogod are trustees and shareholders of Archstone-Smith Trust.

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With respect to one of its Manhattan properties, the Company is the lessee under a ground lease that expires in 2067. The lessor under the ground lease is a limited liability company that is owned by several members, some of which include David Mandelbaum (one of the Company’s trustees), his children, his brother, his sister and his sister’s family. The underlying fee property was purchased by the parents of Mr. Mandelbaum in 1961 and placed into trusts at that time for the benefit of their children and grandchildren. Since 1961, this property has been owned 20% by these trusts and, when the trusts expired, descendents of Mr. Mandelbaum’s parents. The remaining 80% of the limited liability company is owned by two unrelated families. One family owns 55% of the limited liability company and is its managing member. Mr. Mandelbaum’s personal interest in the property is an indirect 2.66% interest. The Company acquired the building at 888 Seventh Avenue (and the tenant’s interest under the ground lease) from an unrelated party in 1998. The limited liability company owning the ground receives under the ground lease an aggregate payment of $3,350,000 a year in rent. Its rights and obligations under the ground lease are limited.
Michael Lynne, a trustee of the Company, is the Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation. New Line Cinema Corporation is a tenant at the Company’s building at 888 Seventh Avenue in New York City. During 2005, the Company recorded rent from New Line Cinema Corporation in the amount of $3,194,000 under its lease. The lease was negotiated prior to the Company purchasing the building and renewed prior to Mr. Lynne joining the Board.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual proxy statement. The function of the Audit Committee is oversight. The Board of Trustees, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the NYSE, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Trustees has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that each of Dr. West and Mr. Deering is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the con-

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 29
formity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.
In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.
Based on the reports and discussions described in the preceding paragraph, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2005, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.
DR. RICHARD R. WEST
ANTHONY W. DEERING
RONALD G. TARGAN

30 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
PROPOSAL 2: APPROVAL OF PROPOSAL TO APPROVE THE FULL ALLOTMENT OF SHARES AVAILABLE UNDER THE 2002 OMNIBUS SHARE PLAN
In 2002, when our shareholders approved the adoption of our 2002 Omnibus Share Plan (as amended, the “Plan”), our shareholders approved a plan that provided for the grant of options and other equity-based securities in an amount up to 10,000,000 Shares. Nevertheless, as announced at our Annual Meeting in 2002, we voluntarily agreed to limit the number of Shares potentially issuable to 7,500,000 unless we obtain further shareholder approval—a 2,500,000 share difference. We refer to this difference as the “2,500,000 Share Shortfall.”
The Board of Trustees is asking shareholders to approve our lifting of this voluntary limit by approving the full 10,000,000 allotment of Shares available under the Plan so as to restore the 2,500,000 Share Shortfall. We refer to this increase in the number of Shares available for issuance as the “Allotment Restoration.” As of March 31, 2006, there remain 5,520,314 shares available for issuance under the Plan taking into account the voluntary limit. If the shareholders approve the Allotment Restoration, then we will have 8,020,314 shares available for issuance under the Plan as of that same date.
The purpose of the Plan is to promote the financial interests of the Company by encouraging its employees and the employees of its subsidiaries, including officers (together, the “Employees”), its non-employee trustees and non-employee directors of its subsidiaries (together, the “Non-Employee Trustees”), and certain non-employee advisors and consultants that provide bona fide services to the Company or its subsidiaries (together, the “Consultants”) to acquire an ownership position in the Company, enhancing its ability to attract and retain Employees, Non-Employee Trustees and Consultants of outstanding ability and providing such Employees, Non-Employee Trustees and Consultants with a way to acquire or increase their proprietary interest in the Company’s success.
The Board of Trustees and the Compensation Committee previously determined that it was in the best interest of the Company and its shareholders to adopt the Plan and has determined that it is in the best interest of the Company and its shareholders to approve the Allotment Restoration. The term of the Plan expires on May 29, 2012. Approval of the Allotment Restoration will provide for an additional number of Shares available for awards under the Plan. Our prior plan, the 1993 Omnibus Share Plan had approximately 25,000,000 Shares authorized for issuance.
A copy of the full text of the Plan is attached as Annex B to this proxy statement and the summary below of the Plan is qualified in its entirety by the attached copy of the Plan. This summary includes the effect of an amendment to the Plan that was adopted by our Board of Trustees on March 17, 2006 under the authority provided to the Board under the Plan. For additional information regarding equity-based compensation granted to executive officers, see “Executive Compensation.”
Terms of The 2002 Omnibus Share Plan, as Amended
Under the Plan, eligible participants in the Plan may be granted awards of stock options, stock appreciation rights, performance shares, restricted shares and operating partnership units. With respect to Employees and Consultants, the Plan is administered by the Compensation Committee, and, with respect to Non-Employee Trustees, by the Board of Trustees. We refer to the Board of Trustees and the Compensation Committee in their capacity as administrator of the Plan, as the

2006 PROXY STATEMENT      VORNADO REALTY TRUST | 31
Applicable Plan Administrator. The Compensation Committee is authorized to select Employees and Consultants and the Board of Trustees is authorized to select Non-Employee Trustees, in each case, to receive awards, determine the type of awards to be made, determine the number of equity-based securities subject to any award and the other terms and conditions of such awards. All Employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Compensation Committee, are eligible to receive awards under the Plan. As such criteria are subjective in nature, the Company cannot accurately estimate the number of persons who may be included in the class of Employees or Consultants eligible to receive awards from time to time.
Except as determined by the Applicable Plan Administrator, with respect to the transferability of stock options by a participant to such participant’s immediate family members (or trusts, partnerships or limited liability companies established for such immediate family members), the awards are not assignable or transferable except by will or the laws of descent and distribution and no right or interest of any participant may be subject to any lien, obligation or liability of the holder. Holders generally have the right to satisfy their obligations to pay the applicable exercise price for options or withholding tax obligations by requesting the Company to withhold Shares otherwise deliverable.
The maximum aggregate number of Shares that may be issued under the Plan will be 10,000,000. The fair market value of one Share of the Company on April 14, 2006 was $93.24 per Share (the average of the high and low market price on that date).
The Plan is currently effective and has a term through May 29, 2012. The Allocation Restoration will be effective upon approval and adoption by the shareholders. The Board of Trustees may amend or terminate the Plan or any portion of the Plan at any time. However, the Internal Revenue Code and the rules of the New York Stock Exchange may require shareholder approval of certain amendments. On March 17, 2006, our Board of Trustees amended the Plan and such amendment is reflected in this summary. We received confirmation from the New York Stock Exchange that no shareholder approval was required for such amendment.
Stock Options
Stock options entitle the holder to purchase the Company’s Shares at a per Share price determined by the Applicable Plan Administrator, which in no event may be less than the fair market value of the Shares on the date of grant. Options may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or “non-qualified” stock options. Stock options are exercisable for such period as is determined by the Applicable Plan Administrator, but in no event may options be exercisable after 10 years from the date of grant. The option price for Shares purchased upon the exercise of an option must be paid in full at the time of exercise and may be paid in cash, by tender or the withholding of Shares, by such other consideration as the Applicable Plan Administrator deems appropriate or by a combination of cash, Shares and such other consideration.
The Plan provides for the grant of “reload stock options,” at the discretion of the Applicable Plan Administrator, to a participant who uses Shares owned by the participant to pay all or a part of the exercise price of a stock option (including a reload

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stock option). A reload stock option will cover the number of Shares tendered in payment of the exercise price and will have a per Share exercise price not less than the fair market value of the Shares on the date of grant of the reload stock option.
Upon the grant or exercise of an incentive stock option, no income will be recognized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. If the Shares acquired upon exercise are not disposed of within the one-year period beginning on the date of the transfer of the Shares to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such Shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If such Shares are disposed of within the one-year or two-year periods referred to above, the excess of the fair market value of the Shares on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The amount by which the fair market value of the Shares at the time of exercise of an incentive stock option exceeds the option price will constitute an item of tax preference that could subject the optionee to the alternative minimum tax. Whether the optionee will be subject to such tax depends on the facts and circumstances applicable to the individual.
Upon the grant of a non-qualified option, no income will be realized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the fair market value of the Shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee and the Company will be entitled to a corresponding deduction. All option grants to Non-Employee Trustees and Consultants are treated as non-qualified options for Federal income tax purposes.
Under Section 162(m) of the Internal Revenue Code and the regulations issued thereunder, the Company’s Federal income tax deduction for compensation paid in any year to the Company’s chief executive officer or any of its other four most highly compensated named executive officers is limited to $1,000,000, except to the extent it is considered to be performance-based compensation. Compensation realized upon the exercise of stock options and stock appreciation rights under the Plan will be treated as performance-based compensation.
Stock Appreciation Rights
Stock appreciation rights entitle the holder to receive from the Company an amount equal to the amount by which the fair market value of a Share on the date of exercise exceeds the grant price. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option or may be freestanding and unrelated to a stock option and may not be exercised earlier than six months after grant except in the event of the holder’s death or disability. The Applicable Plan Administrator is authorized to determine whether a stock appreciation right will be settled in cash, Shares or a combination thereof. Stock appreciation rights that can only be settled in cash will not reduce the number of Shares issuable under the Plan.

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Performance Shares
Performance share awards consist of a grant of actual Shares or Share units having a value equal to an identical number of the Company’s Shares in amounts determined by the Applicable Plan Administrator at the time of grant. Performance share awards consisting of actual Shares entitle the holder to receive Shares in an amount based upon performance conditions of the Company over a performance period as determined by the Applicable Plan Administrator at the time of grant. Such performance share awards may provide the holder with dividends and voting rights prior to vesting. Performance share awards consisting of Share units entitle the holder to receive the value of such units in cash, Shares or a combination thereof based upon performance conditions and over a performance period as determined by the Applicable Plan Administrator at the time of grant. Such performance share awards may provide the holder with dividend equivalents prior to vesting.
Restricted Shares
Restricted share awards consist of a grant of actual Shares or Share units having a value equal to an identical number of Shares of the Company. Restricted share awards consisting of actual Shares entitle the holder to receive Shares of the Company. Such restricted share awards may provide the holder with dividends and voting rights prior to vesting. Restricted share awards consisting of Share units entitle the holder to receive the value of such units in cash, Shares or a combination thereof as determined by the Applicable Plan Administrator. Such restricted share awards may provide the holder with dividend equivalents prior to vesting. The employment conditions and the length of the period for vesting of restricted share awards are established by the Applicable Plan Administrator at time of grant.
Operating Partnership Units
Operating partnership unit awards consist of a grant of limited partnership units (“OP Units”) of Vornado Realty L.P., the entity through which the Company conducts substantially all its business. OP Units can be granted either as free-standing awards or in tandem with other awards under the Plan and are valued by reference to the value of Shares. The employment conditions, the length of the period for vesting and other applicable conditions and restrictions of OP Unit awards, including computation of financial metrics and/or achievement of pre-established performance goals, are established by the Applicable Plan Administrator. Such OP Unit awards may provide the holder with dividend-equivalent rights prior to vesting.
OP Unit awards will be structured to qualify as so-called “profits interests” for Federal income tax purposes, meaning that no income will be recognized by the recipient upon grant or vesting, and the Company will not be entitled to any deduction. As profits interests, OP Units would not initially have full parity with common limited partnership units with respect to liquidating distributions, but upon the occurrence of specified events could over time achieve such parity and thereby accrete to an economic value equivalent to Shares on a one-for-one basis. However, there are circumstances under which such parity would not be reached, in which case the value of an OP Unit award would be proportionately reduced. If OP Units are not disposed of within the one-year period beginning on the date of grant of the OP Unit award, any gain realized by the recipient upon disposition will be taxed as long-term capital gain.

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The Board of Trustees unanimously recommends a vote “FOR” the proposal to approve the full allotment of Shares available under the Company’s 2002 Omnibus Share Plan, as amended.
Unless you direct otherwise in your proxy, proxies will be voted for the proposal. The affirmative vote of holders of the majority of the votes cast on the proposal is required for approval of the Allotment Restoration, provided that the total vote cast on the proposal represents a majority in interest of all securities entitled to vote on the proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will have the effect of a vote against the proposal, unless holders of a majority in interest of all securities entitled to vote on the proposal cast votes, in which event a broker non-vote will have no effect on the result of the vote.
PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) have been the Company’s independent registered public accounting firm since 1976. The Audit Committee has selected the Deloitte Entities as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 as a result of a process begun in 2003 and continued into early 2004 by which the Audit Committee and management solicited and received proposals from each of the four largest independent auditing firms: Deloitte, KPMG LLP, PricewaterhouseCoopers LLP and Ernst & Young LLP. The Audit Committee initiated this process after consultation with management because it determined that there were possible benefits to be considered with regard to audit firm independence and obtaining a fresh look at the Company’s financial accounting and internal controls processes. This process was not related to the quality of services provided by the Deloitte Entities. After consideration of each of the proposals, the Audit Committee retained the Deloitte Entities as the Company’s independent registered public accounting firm for 2004 and continued that retention in 2005 and 2006. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, auditor independence through limitation of services and other regulations affecting the audit engagement process will substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of a registered public accounting firm is not ratified by a majority of the common shares present or represented at the annual meeting, the Audit Committee will review its future selection of a registered public accounting firm but will retain all rights of selection.
Even if the selection of the Deloitte Entities is ratified at the Annual Meeting, the Audit Committee, in its discretion, may change the appointment at any time during the year.
We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

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Audit Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2005 and 2004, for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $4,339,000 and $3,184,000, respectively. Audit fees for the year ended December 31, 2004 include $636,000 for the audit of Americold Realty Trust. During 2005 and 2004, audit fees include the attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), Section 404.
Audit-Related Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2005 and 2004 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $1,879,000 and $2,077,000, respectively. “Audit-Related Fees” generally include fees for stand-alone audits of subsidiaries, due diligence associated with mergers/acquisitions and Sarbanes-Oxley Section 404 pre-implementation assistance.
Tax Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2005 and 2004 for professional services rendered for tax compliance, tax advice and tax planning were $480,000 and $202,000, respectively. “Tax Fees” generally include fees for tax consultations regarding return preparation and REIT tax law compliance.
All Other Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2005 and 2004 for professional services rendered other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $0 and $0, respectively. “All Other Fees” generally included fees for consultations relating to systems review.
Pre-approval Policies and Procedures
In May 2003, the Audit Committee established a policy of reviewing and approving engagement letters with the Deloitte Entities for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed polices and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $250,000 on the amount of services that the Deloitte Entities can provide the Company. Any services not specified that exceed the quarterly limit, or which would cause the amount of total services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the

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Deloitte Entities. Since the adoption of such policies and procedures, all of such fees were approved by the Audit Committee in accordance therewith.
The Board of Trustees recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.
Unless you direct otherwise in your proxy, proxies will be voted for the proposal. The affirmative vote of holders of the majority of the votes cast on the proposal is required for its approval. Abstentions and broker non-votes will have no effect on the result of the vote.
INCORPORATION BY REFERENCE
To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections entitled “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), and “Performance Graph” will not be deemed incorporated unless provided otherwise in such filing.
ADDITIONAL MATTERS TO COME BEFORE THE MEETING
The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the individuals named in the enclosed proxy to vote said proxy in accordance with their discretion on such matters.
PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE
We have established procedures where shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card accompanying this Proxy Statement for specific instructions on how to authorize your proxy by any of these methods.
Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 17, 2006. Authorizing your proxy via the Internet or by telephone will not affect the right to revoke your proxy should you decide to do so.
The Internet and telephone proxy authorization procedures are designed to authenticate shareholders’ identities and to allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the shareholder.

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ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS
The Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an Annual Meeting of Shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of our Bylaws must be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019 between and including January 18, 2007 and February 17, 2007.
Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company’s Annual Meeting of Shareholders in 2007 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 27, 2006.
By Order of the Board of Trustees,
Alan J. Rice
Secretary
New York, New York
May 1, 2006
It is important that Proxies be returned promptly. Therefore, shareholders are urged to fill in, sign and return the accompanying proxy in the enclosed envelope.

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ANNEX A
CORPORATE GOVERNANCE GUIDELINES
I. Introduction
The Board of Trustees of Vornado Realty Trust (the “Trust”), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Trust’s Amended and Restated Declaration of Trust and Amended and Restated Bylaws, in each case as amended.
II. Board Composition
The composition of the Board should balance the following goals:

■	The size of the Board should facilitate substantive discussions of the whole Board in which each Trustee can participate meaningfully;

■	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Trust’s business; and

■	A majority of the Board shall consist of Trustees who the Board has determined are “independent” under the Corporate Governance Rules (the “NYSE Rules”) of The New York Stock Exchange, Inc. (the “NYSE”).
III. Selection of Chairman of the Board and Chief Executive Officer
The Board is free to select its Chairman and the Trust’s Chief Executive Officer in the manner it considers in the best interests of the Trust at any given point in time. These positions may be filled by one individual or by two different individuals.
IV. Selection of Trustees
Nominations. The Board is responsible for selecting the nominees for election to the Trust’s Board of Trustees. The Trust’s Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of Trustees or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The members of the Corporate Governance and Nominating Committee may, in their discretion, work or otherwise consult with members of management of the Trust in preparing the Committee’s recommendations.
Criteria. The Board should, based on the recommendation of the Corporate Governance and Nominating Committee, select new nominees for the position of independent Trustee considering the following criteria:

■	Personal qualities and characteristics, accomplishments and reputation in the business community;

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■	Current knowledge and contacts in the communities in which the Trust does business and in the Trust’s industry or other industries relevant to the Trust’s business;

■	Ability and willingness to commit adequate time to Board and committee matters;

■	The fit of the individual’s skills and personality with those of other Trustees and potential Trustees in building a Board that is effective, collegial and responsive to the needs of the Trust; and

■	Diversity of viewpoints, experience and other demographics.
Independence Standards. To qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Trustee has no material relationship with the Trust and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the “Trust” will mean Vornado Realty Trust and its consolidated subsidiaries.
The following relationships have been determined not to be material relationships that would categorically impair a Trustee’s ability to qualify as independent:
1.	Payments to and from other organizations. A Trustee’s or his immediate family member’s status as executive officer or employee of an organization that has made payments to the Trust, or that has received payments from the Trust, not in excess of the greater of:
(i)	$1 million; or

(ii)	2% of the other organization’s consolidated gross revenues for the fiscal year in which the payments were made.
In the case where an organization has received payments that ultimately represent amounts due to the Trust and such amounts are not due in respect of property or services from the Trust, these payments will not be considered amounts paid to the Trust for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.
2.	Beneficial ownership of the Trust’s equity securities. Beneficial ownership by a Trustee or his immediate family member of not more than 10% of the Trust’s equity securities. A Trustee or his immediate family member’s position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Trust’s equity securities.

3.	Common ownership with the Trust. Beneficial ownership by, directly or indirectly, a Trustee, either individually or with other Trustees, of equity interests in an organization in which the Trust also has an equity interest.

4.	Directorships with, or beneficial ownership of, other organizations. A Trustee’s or his immediate family member’s interest in a relationship or transaction where the interest arises from either or both of:
(i)	his or his family member’s position as a director with an organization doing business with the Trust; or

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(ii)	his or his family member’s beneficial ownership in an organization doing business with the Trust so long as the level of beneficial ownership in the organization is 25% or less, or less than the Trust’s beneficial ownership in such organization, whichever is greater.
5.	Affiliations with charitable organizations. The affiliation of a Trustee or his immediate family member with a charitable organization that receives contributions from the Trust, or an affiliate of the Trust, so long as such contributions do not exceed for a particular fiscal year the greater of:
(i)	$1 million; or

(ii)	2% of the organization’s consolidated gross revenues for that fiscal year.
6.	Relationships with organizations to which the Trust owes money. A Trustee’s or his immediate family member’s status as an executive officer or employee of an organization to which the Trust was indebted at the end of the Trust’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Trust’s total consolidated assets.

7.	Relationships with organizations that owe money to the Trust. A Trustee’s or his immediate family member’s status as an executive officer or employee of an organization which is indebted to the Trust at the end of the Trust’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization’s total consolidated assets.

8.	Personal indebtedness to the Trust. A Trustee’s or his immediate family member’s being indebted to the Trust at any time since the beginning of the Trust’s most recently completed fiscal year so long as such amount does not exceed the greater of:
(i)	$1 million; or

(ii)	2% of the individual’s net worth.
9.	Leasing or retaining space from the Trust. The leasing or retaining of space from the Trust by:
(i)	a Trustee;

(ii)	a Trustee’s immediate family member; or

(iii)	an affiliate of a Trustee or an affiliate of a Trustee’s immediate family member;
so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

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10.	Other relationships that do not involve more than $100,000. Any other relationship or transaction that is not covered by any of the categorical standards listed above and that do not involve payments of more than $100,000 in the most recently completed fiscal year of the Trust.

11.	Personal relationships with management. A personal relationship between a Trustee or a Trustee’s immediate family member with a member of the Trust’s management.

12.	Partnership and co-investment relationships between or among Trustees. A partnership or co-investment relationship between or among a Trustee or a Trustee’s immediate family member and other members of the Trust’s Board of Trustees, including management Trustees, so long as the existence of the relationship has been previously disclosed in the Trust’s reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Trustee’s obligation to disclose the transaction or relationship to the Trust, the Board of Trustees or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Trustee qualified as independent or not, may be made by the Corporate Governance and Nominating Committee or the Board. The Trust shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.
Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Trust, together with an independent Trustee, when deemed appropriate.
Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new Trustees, including background material on the Trust, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Trust will reimburse Trustees for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Trust.
V. Election Term
The Board does not believe it should establish term limits.
VI. Retirement of Trustees
The Board believes it should not establish a mandatory retirement age.

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VII. Board Meetings
The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.
The agenda for each Board meeting will be established by the Chairman and CEO, with assistance of the Trust’s Secretary and internal Corporation Counsel. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Trustees an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.
Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Trustees to make an informed judgment.
VIII. Executive Sessions
To ensure free and open discussion and communication among the non-management Trustees, the non-management Trustees will meet in executive sessions periodically, with no members of management present. Non-management Trustees who are not independent under the NYSE Rules may participate in these executive sessions, but independent Trustees should meet separately in executive session at least once per year.
The participants in any executive sessions will select by majority vote of those attending a presiding Trustee for such sessions or any such session.
In order that interested parties may be able to make their concerns known to the non-management Trustees, the Trust shall disclose a method for such parties to communicate directly with the presiding trustee or the non-management trustees as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.
IX. The Committees of the Board
The Trust shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee, the Compensation Committee and a nominating/corporate governance committee, which in our Trust is called the Corporate Governance and Nominating Committee. Each of these three committees must have a written charter satisfying the rules of the NYSE.
All trustees, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

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Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least such number of trustees as may be required by the NYSE Rules who the Board has determined are “independent” under the NYSE Rules. Any additional qualifications for the members of each committee shall be set out in the respective committees’ charters. A trustee may serve on more than one committee for which he or she qualifies.
Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the Committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.
X. Management Succession
At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.
XI. Executive Compensation
Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Trust against the Trust’s goals and objectives and approves the compensation level of the CEO.
Evaluating and Approving the Compensation of Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.
XII. Board Compensation
The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.
XIII. Expectations of Trustees
The business and affairs of the Trust shall be managed under the direction of the Board in accordance with Maryland law. In performing his or her duties, the primary responsibility of the trustees is to exercise his or her business judgment in the best interests of the Trust. The Board has developed a number of specific expectations of trustees to promote the discharge of this responsibility and the efficient conduct of the Board’s business.
Commitment and Attendance. All independent and management trustees should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

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Participation in Meetings. Each trustee should be sufficiently familiar with the business of the Trust, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a trustee may have about any aspect of the Trust’s business. Trustees should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.
Loyalty and Ethics. In their roles as Trustees, all Trustees owe a duty of loyalty to the Trust. This duty of loyalty mandates that the best interests of the Trust take precedence over any interests possessed by a Trustee.
The Trust has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Trustees, particularly with respect to transactions in the securities of the Trust, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Trust. Trustees should be familiar with the Code’s provisions in these areas and should consult with any member of the Trust’s Corporate Governance and Nominating Committee or the Trust’s internal Corporation Counsel in the event of any concerns. The Corporate Governance and Nominating Committee is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.
Other Directorships. The Trust values the experience Trustees bring from other boards on which they serve, but recognizes that those boards may also present demands on a Trustee’s time and availability and may present conflicts or legal issues. Trustees should advise the Chairman of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.
Contact with Management. All Trustees are invited to contact the CEO at any time to discuss any aspect of the Trust’s business. Trustees will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Trustees to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.
Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.
Contact with Other Constituencies. It is important that the Trust speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.
Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each Trustee shall maintain the confidentiality of information received in connection with his or her service as a Trustee.

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XIV. Evaluating Board Performance
The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that Trustees bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.
XV. Reliance on Management and Outside Advice
In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

46 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
ANNEX B
VORNADO REALTY TRUST 2002 OMNIBUS SHARE PLAN
1. Purpose. The purpose of the 2002 Omnibus Share Plan of Vornado Realty Trust (the “Plan”) is to promote the financial interests of Vornado Realty Trust (the “Trust”), including its growth and performance, by encouraging employees of the Trust and its subsidiaries, including officers (together, the “Employees”), its non-employee trustees of the Trust and non-employee directors of its subsidiaries (together, the “Non-Employee Trustees”), and certain non-employee advisors and consultants that provide bona fide services to the Trust or its subsidiaries (together, the “Consultants”) to acquire an ownership position in the Trust, enhancing the ability of the Trust and its subsidiaries to attract and retain Employees, Non-Employee Trustees and Consultants of outstanding ability, and providing Employees, Non-Employee Trustees and Consultants with a way to acquire or increase their proprietary interest in the Trust’s success.
2. Shares Subject to the Plan. Subject to adjustment as provided in Section 14, the number of common shares, par value $.04, of beneficial interest in the Trust (the “Shares”) which shall be available for the grant of awards under the Plan shall not exceed 10,000,000. No Participant (as defined in Section 3) shall be granted stock options and stock appreciation rights with respect to more than an aggregate number of 10,000,000 Shares, subject to adjustment as provided in Article 14. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Trust may from time to time determine.
Shares subject to an award that expires unexercised, that is forfeited, terminated or cancelled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan.
3. Administration. With respect to Employees and Consultants, the Plan shall be administered by the Compensation Committee (the “Committee”) of the Trustees of the Trust. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee. With respect to Non-Employee Trustees, the Plan shall be administered by the Board of Trustees.
Subject to the provisions of the Plan, the Committee shall select the Employees and Consultants who will be participants in the Plan and the Board of Trustees shall select the Non-Employee Trustees who will be participants in the Plan (together, the “Participants”). Each of the Committee and the Board of Trustees, respectively, shall (i) determine the type of awards to be made to Participants, determine the Shares or share units subject to awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. Each of the Committee and the Board of Trustees, respectively, may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee and the Board of Trustees in their respective administration of the Plan, as described herein, shall be final and conclusive. If there is an inconsistency between the determinations of the Committee and of the Board of Trustees, the determinations by the Board of Trustees shall be final and conclusive.

2006 PROXY STATEMENT       VORNADO REALTY TRUST | 47
4. Eligibility. All Employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Trust, as determined by the Committee, and Consultants, as determined by the Committee, are eligible to be Participants in the Plan. Non-Employee Trustees are also eligible Participants under the Plan, as determined by the Board of Trustees.
5. Awards. Awards under the Plan may consist of the following: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options), stock appreciation rights, performance shares, or grants of restricted stock. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).
6. Stock Options. The Committee or the Board of Trustees, in each case, shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the fair market value of the Shares on the date of grant. Stock options shall be exercisable for such period as specified by the Committee or Board of Trustees, in each case, but in no event may options be exercisable more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of Shares owned by the Participant valued at fair market value as of the date of exercise, in such other consideration as the Committee or the Board of Trustees, in each case, deems appropriate, or by a combination of cash, Shares and such other consideration.
If determined by the Committee or the Board of Trustees, in each case, at or subsequent to the date of grant of a stock option, in the event a Participant pays the exercise price of such stock option (in whole or in part) by tendering Shares owned by the Participant, such Participant shall automatically be granted a reload stock option for the number of Shares used to pay the exercise price. The reload stock option shall have terms and conditions determined by the Committee or Board of Trustees, in each case, consistent with this Section. If a reload stock option is granted as set forth above, one or more successive reload stock options shall automatically be granted, unless otherwise determined by the Committee or the Board of Trustees, in each case, to a Participant who pays all or part of the exercise price of any such reload stock option by tendering Shares owned by the Participant. Such reload stock option grants shall not be treated as Shares under the Plan in determining the aggregate number of Shares available for the grant of awards pursuant to the first sentence of Section 2.
7. Stock Appreciation Rights. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant’s death or disability. A stock appreciation right shall entitle the Participant to receive from the Trust an amount equal to the increase of the fair market value of the Share on the exercise of the stock appreciation right over the grant price. The Committee or the Board of Trustees, in each case, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

48 | VORNADO REALTY TRUST      2006 PROXY STATEMENT
8. Performance Shares. Performance shares may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the time the Shares subject to the grant of performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee or the Board of Trustees, respectively. The Committee or the Board of Trustees, in each case, in its sole discretion, shall determine whether performance shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.
9. Restricted Stock. Restricted stock may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee or the Board of Trustees, in each case, at time of grant. The Committee or the Board of Trustees, in each case, in its sole discretion, shall determine whether restricted stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.
10. Award Agreements. Each award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee or the Board of Trustees, respectively, which shall apply to such award, in addition to the terms and conditions specified in the Plan.
11. Withholding. The Trust shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a Participant who is an employee of the Trust or its subsidiaries to elect to satisfy such withholding obligation by having the Trust retain the number of Shares whose fair market value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.
12. Nontransferability. Except as may otherwise be determined by the Committee or the Board of Trustees with respect to the transferability of stock options by the Participant to such Participant’s immediate family members (or trusts, partnerships, or limited liability companies established for such immediate family members), no award under the Plan shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. For this purpose, immediate family member means, except as otherwise defined by the Committee or the Board of Trustees, the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and persons related by reason of legal adoption. Such transferees may transfer a stock option only by will or the laws of descent or distribution. A stock option transferred pursuant to this Section 12 shall remain subject to the provisions of the Plan, and shall be subject to such other rules as the Committee or the Board of Trustees shall determine. Upon transfer of a stock option, any related stock appreciation right shall be canceled. Except in the case of a holder’s incapacity, an award shall be exercisable only by the holder thereof.

2006 PROXY STATEMENT      VORNADO REALTY TRUST | 49
13. No Right to Employment. No person shall have any claim or right to be granted an award, and the grant of an award shall not be construed as giving a Participant any right to continue his or her service to the Trust or its subsidiaries as an Employee, Non-Employee Trustee or Consultant. Further, the Trust and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.
14. Adjustment of and Changes in Shares. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee or the Board of Trustees, respectively, may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards.
15. Amendment. The Trustees may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary under the Internal Revenue Code or the rules of the New York Stock Exchange.
16. Effective Date. The Plan shall be effective as of the date of the approval by the shareholders of the Trust. Subject to earlier termination pursuant to Section 15, the Plan shall have a term of ten years from its effective date.

50 | VORNADO REALTY TRUST       2006 PROXY STATEMENT
AMENDMENT NO. 1 TO VORNADO REALTY TRUST 2002 OMNIBUS SHARE PLAN
1. Purpose Of Amendment.
The Vornado Realty Trust 2002 Omnibus Share Plan (the “Plan”) is hereby amended pursuant to Section 15 thereof to add a new Section 10 providing for awards consisting of “Operating Partnership Units” or “OP units” as follows:
     “10. Operating Partnership Units.
(a)	Awards may be granted under the Plan in the form of undivided fractional limited partnership interests in Vornado Realty L.P (the “Operating Partnership”), a Delaware limited partnership, the entity through which the Trust conducts its business and an entity that elected to be treated as a partnership for federal income tax purposes, of one or more classes (“OP Units”) established pursuant to the Operating Partnership’s agreement of limited partnership, as amended from time to time. Awards of OP Units shall be valued by reference to, or otherwise determined by reference to or based on, Shares. OP Units awarded under the Plan may be (1) convertible, exchangeable or redeemable for other limited partnership interests in the Operating Partnership (including OP Units of a different class or series) or Shares, or (2) valued by reference to the book value, fair value or performance of the Operating Partnership. Awards of OP Units are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27 with respect to a Participant in the Plan who is rendering services to or for the benefit of the Operating Partnership, including its subsidiaries.

(b)	For purposes of calculating the number of Shares underlying an award of OP Units relative to the total number of Shares reserved and available for issuance under the Plan, the Committee shall establish in good faith the maximum number of Shares to which a Participant receiving such award of OP Units may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of Shares underlying such awards of OP Units shall be reduced accordingly by the Committee and the related Shares shall be added back to the Shares otherwise available for issuance under the Plan. Awards of OP Units may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, awards of OP Units shall be made; the number of OP Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of such OP Units; and the restrictions and conditions applicable to such award of OP Units. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee or the Board of Trustees at the time of grant in their sole discretion. The Committee may allow awards of OP Units to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose

2006 PROXY STATEMENT      VORNADO REALTY TRUST | 51
restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 10. The provisions of the grant of OP Units need not be the same with respect to each Participant.

(c)	Awards made pursuant to this Section 10 may be subject to transfer restrictions, with conditions and limitations as to when OP Units can be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable vesting, performance or deferral period lapses to be established by the Committee at the time of grant in its sole discretion.

(d)	Notwithstanding Section 5 of the Plan, the award agreement or other award documentation in respect of an award of OP Units may provide that the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of Shares underlying the award or other distributions from the Operating Partnership prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or OP Units.

(e)	OP Units awarded under this Section 10 may be issued for no cash consideration.”
2. Conforming Changes
Sections 10 through 16 of the Plan are hereby re-numbered as Sections 11 through 17. Provisions of the Plan that list or refer to available or permitted awards under the Plan are hereby amended to add to such list or reference, as applicable, “Operating Partnership Units.”
3. No Shareholder Approval Required
The Trust has been advised by the New York Stock Exchange that no shareholder approval of this amendment is required under the rules of the New York Stock Exchange.
4. Effective Date
This amendment is effective as of March 17, 2006, the date on which it was approved by the Board of Trustees.

888 Seventh Avenue, New York, New York 10019

ANNUAL MEETING OF STOCKHOLDERS OF
VORNADO REALTY TRUST
May 18, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
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THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF TRUSTEES AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

							FOR	AGAINST	ABSTAIN
1. ELECTION OF TRUSTEES:					2.	APPROVAL OF FULL ALLOTMENT OF SHARES AVAILABLE UNDER THE 2002 OMNIBUS SHARE PLAN, AS AMENDED:	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Steven Roth
		¡	Michael D. Fascitelli
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Russell B. Wight, Jr.		3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐

☐	FOR ALL EXCEPT (See Instructions below)				4.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.
		each for a term ending at the Annual Meeting of Shareholders in 2009 and until his successor is duly elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●					PLEASE AUTHORIZE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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VORNADO REALTY TRUST
PROXY
      The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 18, 2006 at 12:30 P.M., local time, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.
      THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"(1) THE ELECTION OF TRUSTEES, (2) THE APPROVAL OF THE FULL ALLOTMENT OF SHARES AVAILABLE UNDER THE 2002 OMNIBUS SHARE PLAN, AS AMENDED, AND (3) THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(Continued and to be executed on the reverse side.)
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14475     ■

ANNUAL MEETING OF STOCKHOLDERS OF
VORNADO REALTY TRUST
May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- or -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time May 17, 2006.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.   â
■

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF TRUSTEES AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

							FOR	AGAINST	ABSTAIN
1. ELECTION OF TRUSTEES:					2.	APPROVAL OF FULL ALLOTMENT OF SHARES AVAILABLE UNDER THE 2002 OMNIBUS SHARE PLAN, AS AMENDED:	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Steven Roth
		¡	Michael D. Fascitelli
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Russell B. Wight, Jr.		3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐

☐	FOR ALL EXCEPT (See Instructions below)				4.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.
		each for a term ending at the Annual Meeting of Shareholders in 2009 and until his successor is duly elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”. and fill in the circle next to each nominee you with to withhold, as shown here: ●					PLEASE AUTHORIZE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership, name by authorized person.
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